                                                                    Exhibit 11.1
                                                                    ------------

                             Myriad Genetics, Inc.
             Statement Regarding Computation of Net Loss Per Share



                                             Three Months Ended                    Six Months Ended
                                       Dec. 31, 1997   Dec. 31, 1996        Dec. 31, 1997   Dec. 31, 1996
                                       -------------   -------------        -------------   -------------
Net loss                                 ($2,264,621)    ($3,453,693)         ($4,060,422)    ($6,283,772)
Weighted average common shares
outstanding                                9,279,892       8,743,530            9,259,025       8,728,177
                                       -----------------------------        -----------------------------
Shares used in computation                 9,279,892       8,743,530            9,259,025       8,728,177
                                       =============================        =============================

Net loss per share                            ($0.24)         ($0.39)              ($0.44)         ($0.72)
                                       =============================        =============================